EXHIBIT 10.1

ESSEX PROPERTY TRUST, INC.

Executive Severance Plan
as Amended and Restated Effective March 12, 2013

1.             Purpose.  Essex Property Trust, Inc. (the “Company”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel.  The Board of Directors of the Company (the “Board”) recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.  Therefore, the Board has determined that the Essex Property Trust, Inc. Executive Severance Plan (the “Plan”) should be adopted to reinforce and encourage the continued attention and dedication of the Covered Employee to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.  For purposes of this Plan, “Covered Employee” shall mean the officers and members of senior management of the Company who were eligible to receive benefits under the Plan as of the date the amendment and restatement of the Plan became effective (as set forth above) and such other officer or member of senior management of the Company that the Board, in its sole discretion, selects to participate in the Plan.  Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and the Company or any of its subsidiaries or affiliates (together with the Company, the “Employers”), the Covered Employee shall not have any right to be retained in the employ of the Employers.

2.             Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the occurrence of any one of the following events:

(a)   Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of any of the Employers), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (other than as a result of an acquisition of securities directly from the Company); or

(b)   persons who, as of March 12, 2013, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board (rounded up to the next whole number), provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of a majority of the Incumbent Directors; provided, however, that any person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c)   the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, “beneficially own” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (a)) to 30 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 30 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (a).

3.             Vesting Acceleration of Equity Awards Not Assumed.  All outstanding awards held by a Covered Employee to purchase shares of common stock of the Company shall become fully vested and exercisable (if the award is granted in the form of an exercisable rights), without regard to whether the awards were granted prior to or following the date the amendment and restatement of the Plan became effective (as set forth above), immediately prior to a Change in Control to the extent the awards are not assumed in connection with the Change in Control.  For purposes of this  Plan, assumed means that pursuant to a Change in Control either (i) the award is expressly affirmed by the Company or (ii) the contractual obligations represented by the award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Change in Control (A) with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the award and the exercise or purchase price thereof or (B) with appropriate adjustments to the type of consideration that is payable under the award, which may, but is not required to, be the same consideration paid to the stockholders in the transaction, in each case, which preserves the compensation element of the award existing at the time of the Change in Control as determined in accordance with the instruments evidencing the agreement to assume the award.

4.            Terminating Event.  A “Terminating Event” shall mean the termination of employment of a Covered Employee during (i) the 24 months following a Change in Control or (ii) the two-month period prior to the date of a Change in Control, and it is reasonably demonstrated by the Covered Employee that such termination of employment (1) was at the request of a third party that had taken steps reasonably calculated to effect such Change in Control or (2) otherwise arose in connection with or anticipation of a Change in Control (such a termination, an “Anticipatory Termination”), in either case, in connection with any termination events set forth in this Section 4:

(a)   termination by the Employers of the employment of the Covered Employee with the Employers for any reason other than for Cause or the death or disability (as determined under the Employers’ then existing long-term disability coverage) of such Covered Employee.  “Cause” shall mean, and shall be limited to, the occurrence of any one or more of the following events:

(i)   a willful act of dishonesty by the Covered Employee with respect to any matter involving any of the Employers; or

(ii)   conviction of the Covered Employee of a crime involving moral turpitude; or

(iii) the deliberate or willful failure by the Covered Employee (other than by reason of the Covered Employee’s physical or mental illness, incapacity or disability) to substantially perform the Covered Employee’s duties with the Employers and the continuation of such failure for a period of 30 days after delivery by the Employers to the Covered Employee of written notice specifying the scope and nature of such failure and their intention to terminate the Covered Employee for Cause.

A Terminating Event shall not be deemed to have occurred pursuant to this Section 4(a) solely as a result of the Covered Employee being an employee of any direct or indirect successor to the business or assets of either of the Employers, rather than continuing as an employee of the Employers following a Change in Control.  For purposes of clauses (i) and (iii) of this Section 4(a), no act, or failure to act, on the Covered Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Covered Employee without reasonable belief that the Covered Employee’s act, or failure to act, was in the best interest of the Employers; or

(b)   termination by the Covered Employee of the Covered Employee’s employment with the Employers for Good Reason.  “Good Reason” shall mean the occurrence of any of the following events:

(i)   a substantial adverse change in the nature or scope of the Covered Employee’s responsibilities, authorities, title, powers, functions, or duties from the responsibilities, authorities, powers, functions, or duties exercised by the Covered Employee immediately prior to the Change in Control; or

(ii)          a reduction in the Covered Employee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

(iii)         a reduction in the Covered Employee’s annual bonus opportunity to an annual bonus opportunity that is less than the highest bonus opportunity during the three fiscal years preceding the date of the Change in Control; or

(iv)         a reduction in the long-term incentive, savings and retirement program opportunities and health and welfare benefits to a level that is less favorable than the most favorable of such benefits and opportunities as are in effect on the date hereof or as the same may be increased from time to time; or

(v)          a reduction in the fringe benefits programs and policies and vacation accrual rate to a level that is less favorable that the most favorable of such benefits and accrual rates as are in effect on the date hereof or as the same may be increased from time to time; or

(vi)         the relocation of the Employers’ offices at which the Covered Employee is principally employed immediately prior to the date of a Change in Control to a location more than 30 miles from such offices, or the requirement by the Employers for the Covered Employee to be based anywhere other than the Employers’ offices at such location, except for required travel on the Employers’ business to an extent substantially consistent with the Covered Employee’s business travel obligations immediately prior to the Change in Control; or

(vii)        the failure by the Employers to pay to the Covered Employee any portion of his compensation or to pay to the Covered Employee any portion of an installment of deferred compensation under any deferred compensation program of the Employers within 15 days of the date such compensation is due without prior written consent of the Covered Employee; or

(viii)       the failure by the Employers to obtain an effective agreement from any successor to assume and agree to perform the obligation of the Employers under this Plan; or

(ix)          any material breach by the Company under this Plan or by any successor of the Company.

Notwithstanding the foregoing to the contrary, none of the circumstances described above will constitute Good Reason unless the Covered Employee has provided written notice to the Company that such circumstances exist within ninety (90) days of the Covered Employee’s learning of such circumstances and the Company has failed to cure such circumstances within thirty (30) days following its receipt of such notice; and provided further, that the Covered Employee did not previously consent in writing to the action leading to his or her claim of resignation for Good Reason.

5.             Special Termination Benefits.  In the event of a Terminating Event occurs with respect to a Covered Employee,

(a)   the Employers shall pay to the Covered Employee an amount equal to the sum of the following:

(i)   two (2) times the amount of the current annual base salary of the Covered Employee, determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan; and

(ii)          two (2) times the amount of the average of the annual bonus paid or payable to the Covered Employee for the last three full calendar years prior to the date of the Change in Control (or for such fewer number of full calendar years prior to the date of the Change of Control for which the Covered Employee was eligible to earn annual bonuses, and annualized in the case of any bonuses earned for a partial calendar year).

Said amount shall be paid in one lump sum payment no later than 31 days following the Date of Termination (as such term is defined in Section 9(b)), subject to any restrictions and delay contemplated below; and

(b)   the Employers shall pay for both the Employer and Covered Employee portion of the cost to continue to provide, health, dental and life insurance benefits to the Covered Employee at least equal to the insurance that would have been provided had the Covered Employee remained an active employee for 24 months after the Terminating Event, or, if more favorable to the Covered Employee, as in effect generally at any time thereafter with respect to other peer executives of the Company; and

(c)   All outstanding awards held by a Covered Employee to purchase shares of common stock of the Company that were assumed in connection with a Change in Control and any equity awards granted in connection with or following a Change in Control shall become fully vested and exercisable (if the award is granted in the form of an exercisable rights) at the time of a Terminating Event, without regard to whether the awards were granted prior to or following the date the amendment and restatement of the Plan became effective (as set forth above),

(d)   The Company shall, at its sole expense as incurred, provide the Covered Employees with outplacement services, the cost of which shall not exceed [$20,000] per Covered Employee (it being understood that no payment will be made in lieu of any services that are not utilized); provided that in order to receive such services, the Covered Employee must advise the Company of his intent to use such services within 90 days of the Terminating Event,

(e)   the Employers shall pay to the Covered Employee, within 45 days of prevailing in the enforcement action, all reasonable legal and mediation fees and expenses incurred by the Covered Employee in obtaining or enforcing any right or benefit provided by this Plan, except in cases involving frivolous or bad faith litigation initiated by the Covered Employee, provided, however, that all such reimbursements must be made no later than the last day of the third calendar year that begins after the Date of Termination.

Notwithstanding the foregoing, the special termination benefits required by Section 4(a) shall be offset by any severance amount paid or payable to the Covered Employee by the Employers under the terms of any employment agreement or other plan.  Further, notwithstanding anything in the Plan to the contrary, any amount payable under this Plan that is non-qualified deferred compensation subject to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and is payable in connection with the Covered Employee’s “separation from service” within the meaning of Code section 409A (a “Separation from Service”), shall be paid within 90 days of the Separation from Service, and, if the Covered Employee is a “specified employee” within the meaning of Code section 409A (a “Specified Employee”) as of the date of the Separation from Service (as determined in accordance with Code section 409A unless otherwise modified by the Company in its written procedures to determine and identify specified employees in effect on the Date of Termination), shall instead be paid or provided to the Covered Employee on the earlier of first business day after the date that (i) is six months following the Covered Employee’s Separation from Service or (ii) of the Covered Employee’s death (the “Delayed Payment Date”), to the extent such delayed payment is required to avoid a prohibited distribution under Code section 409A(a)(2), or any successor provision thereof.  Notwithstanding any provisions in this Plan to the contrary, in the event of an Anticipatory Termination, any payments made that are nonqualified deferred compensation subject to Code Section 409A shall be paid as follows (i) if the Change in Control is a “change in control event” within the meaning of Code Section 409A, (A) except as provided in clause (i)(B), on the date of such Change of Control, or (B) if the Covered Employee is a Specified Employee and the Delayed Payment Date is later than the Change in Control, on the Delayed Payment Date, and (ii) if the Change in Control is not a “change in control event” within the meaning of Code Section 409A, (A) except as provided in clause (ii)(B), on the date of or following the Change in Control that is no later than 90 days of the Covered Employee’s Separation from Service, or (B) if the Covered Employee is a Specified Employee, on the Delayed Payment Date.  In the event of an Anticipatory Termination, any payments under this Plan that are not nonqualified deferred compensation subject to Code Section 409A shall be paid or shall commence being provided on the date of the Change in Control. Further, to the extent any reimbursements or in-kind benefits due to the Covered Employee under the Plan constitute nonqualified deferred compensation under Code Section 409A, any such reimbursements or in-kind benefits shall be paid to a Covered Employee in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv)(4).

6.             Series Z-1 Incentive Units.

(a)   The following terms have the following meanings for purposes of this Section 6.

(i)   “Partnership” shall mean Essex Portfolio, L.P.

(ii)   “Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as amended from time to time.

(iii)          “Series Z-1 Conversion Ratchet Percentage” has the meaning ascribed to it in the Partnership Agreement.

(iv)         “Series Z-1 Incentive Units” shall have the meaning ascribed to it in the Partnership Agreement.

(v)          “Series Z-1 Incentive Units Substitution Event” means a Change in Control following which the Partnership will not continue to exist as a separate legal entity or following which the Partnership, despite continuing in legal existence, will no longer conduct its business in a fashion substantially similar to the fashion in which it conducted its business immediately prior to such Change in Control (e.g., owning similar properties and operating in a comparable fashion)

(vi)         “Substitute Umbrella Partnership” has the meaning ascribed to it in the Partnership Agreement.

(b)   The Series Z-1 Conversion Ratchet Percentage for all Series Z-1 Incentive Units held by a Covered Employee that are outstanding immediately prior to a Series Z-1 Incentive Unit Substitution Event shall be equal to 100% in the event that (i) the Change in Control does not result in a Substitute Umbrella Partnership or (ii) the Substitute Umbrella Partnership does not issue interests in the Substitute Umbrella Partnership to a Covered Employee who holds Series Z-1 Incentive Units in connection with a Series Z-1 Incentive Units Substitution Event in accordance with the applicable provisions of the Partnership Agreement.

(c)   Anything in the foregoing to the contrary notwithstanding, (i) the Series Z-1 Conversion Ratchet Percentage applicable to Series Z-1 Incentive Units (where no Series Z-1 Incentive Units Substitution Event occurs) held by the Covered Employee immediately prior to the Terminating Event shall be equal to 100% or (ii) the conversion percentage provision that is equivalent to the Series Z-1 Conversion Ratchet Percentage and is applicable to interests that are issued in the Substitute Umbrella Partnership in connection with a Series Z-1 Incentive Units Substitution Event and held by Covered Employees immediately prior to the Terminating Event shall be equal to 100%.

7.             Federal Excise Tax Under Section 4999 of the Code.

(a)   Treatment of Excess Parachute Payments.  In the event that any benefits payable to a Covered Employee pursuant to this Plan, either alone or in conjunction with other compensatory payments (“Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 7 would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then the Covered Employee’s Payments hereunder shall be either (a) provided to the Covered Employee in full, or (b) provided to the Covered Employee as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by the Covered Employee, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax.  In the event of a reduction of benefits hereunder, the Accountants (as defined below) shall determine which benefits shall be reduced so as to achieve the principle set forth in the preceding sentence.  In no event shall the foregoing be interpreted or administered so as to result in an acceleration of payment or further deferral of payment of any amounts (whether under this plan or any other plan) in violation of Section 409A.

(b)   Determination of Amounts.  All computations and determinations called for by this Section 6 shall be promptly determined and reported in writing to the Company and the Covered Employees by independent public accountants or other independent advisors selected by the Company that are not serving as the accountant or auditors for the individual, entity or group effecting the Change in Control (the “Accountants”), and all such computations and determinations shall be conclusive and binding upon the Covered Employees and the Company.  For the purposes of such determinations, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Covered Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determinations.  The Company shall bear all fees and expenses charged by the Accountants in connection with such services.

(c)   Potential Further Reduction of Benefits.  If, notwithstanding any reduction described in Section 7, the IRS determines that a Covered Employee is liable for the Excise Tax as a result of the receipt of any payments made pursuant to this Plan, then the Covered Employee shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Covered Employee challenges the final IRS determination, a final judicial determination, a portion of the Payments equal to the “Repayment Amount.”  The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Covered Employee’s net after-tax proceeds with respect to the Payments (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such benefits) shall be maximized.  The Repayment Amount shall be zero if a Repayment Amount of more than zero would not result in the Covered Employee’s net after-tax proceeds with respect to the Payments being maximized.  If the Excise Tax is not eliminated pursuant to this Section 7, the Covered Employee shall pay the Excise Tax.

(d)   Potential Increase in Benefits.  Notwithstanding any other provision of this Section 7, if (i) there is a reduction in the payments to a Covered Employee as described in this Section 7, (ii) the IRS later determines that the Covered Employee is liable for the Excise Tax, the payment of which would result in the maximization of the Covered Employee’s net after-tax proceeds (calculated as if the Covered Employee’s benefits had not previously been reduced), and (iii) the Covered Employee pays the Excise Tax, then the Company shall pay to the Covered Employee those payments which were reduced pursuant to this Section 7, within thirty (30) days after the Covered Employee pays the Excise Tax so that the Covered Employee’s net after-tax proceeds with respect to the payment of the Payments are maximized.

(e)   As expressly permitted by Q/A #32 of the Code Section 280G regulations, with respect to performing any present value calculations that are required in connection with this Section 7, the Covered Employees and the Company each affirmatively elect to utilize the Applicable Federal Rates ("AFR") that are in effect as of the restatement date and the Accountants shall therefore use such AFRs in their determinations and calculations.   The Company shall pay the fees and costs of the Accountants that are incurred in connection with this Section 7.

8.             Withholding.  All payments made by the Employers under this Plan shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

9.             Notice and Date of Termination; Disputes; Etc.

(a)   Notice of Termination.  Any purported termination of a Covered Employee’s employment (other than by reason of death) within the period specified in Section 4 resulting in a Terminating Event shall be communicated by written Notice of Termination from the Employers to the Covered Employee or vice versa in accordance with this Section 9.  For purposes of this Plan, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and the Date of Termination.  Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Covered Employee and an opportunity for the Covered Employee, accompanied by the Covered Employee’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria for Cause set forth in Section 4(a) hereof (references to the Board shall refer to any successor board of directors if the Board is no longer constituted).

(b)   Date of Termination.  “Date of Termination,” with respect to any purported termination of a Covered Employee’s employment within the period specified in Section 4 resulting in a Terminating Event, shall mean the date specified in the Notice of Termination.  In the case of a termination by the Employers other than a termination for Cause (which shall not be effective until the requirements of Section 9(a) have been satisfied), the Date of Termination shall not be less than 30 days after the Notice of Termination if given.  In the case of a termination by a Covered Employee, the Date of Termination shall be the date that the cure period contemplated under Section 4(b) has expired if the Company has failed to remedy within such period the circumstances constituting Good Reason.  Notwithstanding Section 4(a) of this Plan, in the event that a Covered Employee gives a Notice of Termination to the Employers, the Employers may unilaterally accelerate the Date of Termination and such acceleration shall not result in a second Terminating Event for purposes of Section 4(a) of this Plan.

(c)   No Mitigation.  The Covered Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Covered Employee by the Employers under this Plan.  Further, the amount of any payment provided for in this Plan shall not be reduced by any compensation earned by the Covered Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Covered Employee to the Employers, or otherwise.

(d)   Mediation of Disputes.  The parties shall endeavor in good faith to settle within 90 days any controversy or claim arising out of or relating to this Plan or the breach thereof through mediation with JAMS, Endispute or similar organizations.  If the controversy or claim is not resolved within 90 days, the parties shall be free to pursue other legal remedies in law or equity.

10.           Benefits and Burdens.  This Plan shall inure to the benefit of and be binding upon the Employers and the Covered Employees, their respective successors, executors, administrators, heirs and permitted assigns.  In the event of a Covered Employee’s death after a Terminating Event but prior to the completion by the Employers of all payments due him under this Plan, the Employers shall continue such payments to the Covered Employee’s beneficiary designated in writing to the Employers prior to his death (or to his estate, if the Covered Employee fails to make such designation).

11.           Enforceability.  If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

12.           Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13.           Notices.  Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Covered Employee at the last address the Covered Employee has filed in writing with the Employers, or to the Employers at their main office, attention of the Board of Directors.

14.           Effect on Other Plans.  Nothing in this Plan shall be construed to limit the rights of the Covered Employees under the Employers’ benefit plans, programs or policies.

15.           Amendment or Termination of Plan.

(a)   General.  The Company may amend or terminate this Plan at any time or from time to time; provided, however, that no such amendment shall, without the consent of the Covered Employees, in any material adverse way affect the rights of the Covered Employees, and no termination shall be made without the written consent of the Covered Employees.

(b)   Code Section 409A.  It is intended that this Plan shall be exempt from or comply with the provisions of Code section 409A, and the Plan shall be interpreted and administered in a manner consistent with this intent.  The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan to ensure that all payments are made in a manner that complies with Code section 409A (including, without limitation, the avoidance of penalties thereunder) to the extent permitted under Code section 409A provided however, that the Company makes no representations that the payments will be exempt from any penalties that may apply under Code section 409A and makes no undertaking to preclude Code section 409A from applying to this Plan.  Nothing in this Plan shall provide a basis for any person to take action against the Company or any affiliate thereof based on matters covered by Code section 409A, including the tax treatment of any amount paid under the Plan, and neither the Company nor any of its affiliates shall under any circumstances have any liability to you or your estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Plan, including taxes, penalties or interest imposed under Code section 409A.

16.           Governing Law.  This Plan shall be construed under and be governed in all respects by the laws of the State of California.

17.           Obligations of Successors.  In addition to any obligations imposed by law upon any successor to the Employers, the Employers will use their best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employers to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform if no such succession had taken place.